UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for use of the  Commission  Only (as  permitted  by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[X] Soliciting Material pursuant to ss. 240.14a-12

                            FARNSWORTH BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         applies:

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pursuant  to Exchange  Act Rule 0-11.  (set forth the amount on which the filing
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previously.  Identify the previous filing by registration  statement  number, or
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
                            [logo of Sterling Bank]

                                                                    NEWS RELEASE
FOR IMMEDIATE RELEASE

DATE:    JUNE 23, 2006

CONTACT: Robert H. King, President and CEO
         Sterling Banks, Inc./Sterling Bank (856) 273-5900

         Gary N. Pelehaty, President and CEO
         Farnsworth Bancorp, Inc. Peoples Savings Bank (609) 298-0723


           STERLING BANK AND FARNSWORTH BANCORP, INC. ANNOUNCE MERGER

Mount Laurel, NJ, June 23, 2006 -- Sterling Bank (NASDAQ: STNJ) and Farnsworth Bancorp, Inc. (OTCBB:FNSW), and its subsidiary, Peoples Savings Bank, jointly announced today that Sterling will acquire Farnsworth Bancorp, Inc. for cash and stock in a merger valued at approximately $19.1 million.

At March 31, 2006, Farnsworth had total assets of approximately $106 million and had four locations in Bordentown, Mount Laurel, Florence and Marlton, New Jersey. On a pro forma basis as a result of the combination, Sterling Bank will reach approximately $460 million in total assets with 11 branch locations throughout the Counties of Burlington, and Camden in southern New Jersey. The merger is subject to regulatory and shareholder approvals and is expected to be completed during the fourth quarter of 2006.

Commenting on the merger, Robert H. King, President and CEO of Sterling Bank noted, "This combination provides Sterling Bank with a unique opportunity to expand our Retail Banking Network and broaden our product offerings in a very attractive geographic area, which is directly adjacent to our primary markets."

Gary N. Pelehaty, President and Chief Executive Officer of Farnsworth, stated, "We believe that our community banking philosophy and a strong commercial lending focus will make for a great fit with Sterling Bank and that the transition will be a smooth one for our customers. We will continue to provide our customers the best mix of products and services, with the added advantage of

Sterling's additional branch locations and larger size to better serve our customers. We believe that this combination will create a stronger bank for this marketplace."

The agreement provides that Farnsworth  shareholders may elect to receive either
2.25 shares of Sterling common stock, $27.50 in cash, or a mixture of cash and stock, for each issued and outstanding share of Farnsworth common stock, subject to an overall mix of 50 percent stock and 50 percent cash. As previously announced, Sterling anticipates forming a holding company, and assuming that it is approved by Sterling's shareholders, the surviving company will be Sterling Banks, Inc. Janney Montgomery Scott LLC acted as financial advisor to Sterling, and Raymond James & Associates, Inc. acted as financial advisor to Farnsworth.

Sterling Banks, Inc. will amend its Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (SEC), on April 28, 2006 (File No. 333-133649) which will contain the proxy materials of Farnsworth Bancorp, Inc. and Sterling Bank and certain other information regarding Sterling. These proxy materials will set forth complete details of the merger. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC's Web site at www.sec.gov. The materials may also be obtained for free by directing a written request to Sterling Bank, 3100 Route 38, Mount Laurel, NJ, 08054, Attention: Secretary, and to Farnsworth Bancorp, Inc., 789 Farnsworth Avenue, Bordentown, NJ, 08505, Attention: Secretary. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY MATERIALS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS SHOULD READ THE PROXY MATERIALS BEFORE MAKING A DECISION REGARDING THE MERGER.

Sterling Bank is a community bank headquartered in Burlington County, New Jersey. Sterling Bank's main office is located in Mount Laurel, New Jersey, and its six other Community Banking Centers are located in Burlington and Camden Counties in New Jersey. Sterling Bank began operations in December 1990 with the purpose of serving consumers and small to medium-sized businesses in its market area. The Bank's deposits are insured to the applicable regulatory limits per depositor by the Federal Deposit Insurance Corporation. Sterling Bank is a member of the Federal Reserve System. The common stock of Sterling Bank is traded on the NASDAQ Capital Market under the symbol "STNJ". For additional information about Sterling Bank visit our website at http://www.sterlingnj.com.

This news release may contain certain forward-looking statements, such as statements of the Bank's or Farnsworth's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Bank's or Farnsworth's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. Sterling Bank and Farnsworth caution that the foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Bank files from time to time with the Federal Reserve, including the Bank's Annual Report on Form 10-KSB for the year ended December 31, 2005, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and documents Farnsworth files from time to time with the Securities and Exchange Commission, including Farnsworth's Annual Report on Form 10-KSB for the year ended September 30, 2005, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K.

Farnsworth, and its directors and executive officers, may be deemed to be "participants" in Farnsworth's solicitation of proxies in connection with the proposed merger. Information regarding participants, including their holdings of Farnsworth stock, is contained in the Farnsworth Bancorp, Inc. definitive proxy materials relating to its 2006 annual meeting of shareholders as filed with the SEC on January 13, 2006.

Sterling Bank, and its directors and executive officers, may be deemed to be "participants" in Sterling Bank's solicitation of proxies in connection with the proposed holding company reorganization and merger. Information regarding the names of directors and executive officers and their respective interests in the Bank by security holdings or otherwise is set forth in the Bank's proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the Bank's website at http://www.sterling nj.com or by calling R. Scott Horner, Secretary, at 865-273-5900.

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The foregoing  communication does not constitute an offer to sell any securities and is not a solicitation of an offer to buy any securities. Such an offer will only be made by means of a prospectus.